Graphic Packaging Holding Company Reports Strong Fourth Quarter and Full Year 2022 Results; Strengthening Leadership in Fiber-Based Consumer Packaging with New Coated Recycled Paperboard Mill Investment

2022 Highlights
•Net Sales were $9,440 million versus $7,156 million in the prior year.
•Net Organic Sales increased 3% from the prior year.
•Net Income was $522 million versus $204 million in the prior year.
•Earnings per Diluted Share were $1.69 versus $0.68 in the prior year.
•Adjusted Earnings per Diluted Share were $2.33 versus $1.31 in the prior year.
•Adjusted EBITDA was $1,600 million versus $1,056 million in the prior year.
•Net debt was $5,133 million versus $5,659 million at prior year end.
•Year-end net leverage was 3.2x versus proforma 4.6x at prior year end.

Investing to Strengthen Leadership in Fiber-Based Consumer Packaging

•New coated recycled paperboard (CRB) mill will support growing demand and extend position as the lowest-cost, highest-quality paperboard producer in North America. Investment of approximately $1 billion over three years will be internally funded with operating cash flow.

(ATLANTA, GA, Feb 7, 2023) Graphic Packaging Holding Company (NYSE:GPK), (the “Company” or “Graphic Packaging”), a leading fiber-based consumer packaging company, today reported Net Income for fourth quarter 2022 of $156 million, or $0.50 per share, based on 309 million weighted average diluted shares. This compares to fourth quarter 2021 Net Income of $39 million, or $0.13 per share, based on 309 million weighted average diluted shares.
Fourth quarter 2022 Net Income was impacted by a net $25 million of special charges, that are detailed in the attached Reconciliation of Non-GAAP Financial Measures table. When adjusting for these charges, Adjusted Net Income for the fourth quarter of 2022 was $181 million, or $0.59 per diluted share. This compares to fourth quarter 2021 Adjusted Net Income of $111 million, or $0.36 per diluted share. For the full year 2022, Net Income was $522 million, or $1.69 per share, based on 309 million weighted average diluted shares. This compares to 2021 Net Income of $204 million, or $0.68 per share, based on 298 million weighted average diluted shares.

Full year 2022 Net Income was impacted by a net $200 million of special charges that are detailed in the attached Reconciliation of Non-GAAP Financial Measures table. When adjusting for these items, Adjusted Net Income for full year 2022 was $722 million, or $2.33 per diluted share. This compares to Adjusted Net Income for the full year of 2021 of $390 million, or $1.31 per diluted share.
Michael Doss, the Company’s President and CEO said, “2022 was an excellent year of performance and execution by our global team. Financial results improved materially and are on pace to meet our Vision 2025 goals. Our continued innovation in fiber-based consumer packaging solutions drove a third consecutive year of net organic sales growth at or above the high-end of our targeted range. Our large acquisition in Europe has been integrated and is providing growth opportunities in new consumer markets while meeting our financial and synergy expectations. The state-of-the-art CRB machine in Kalamazoo, Michigan successfully ramped production and is on track to achieve an expected $130 million in incremental, annual EBITDA from the investment. Price execution, strong demand for innovative packaging solutions, acquisitions, and positive net productivity resulted in Adjusted EBITDA increasing 52% to $1.6 billion.”
The Company’s EVP and CFO, Stephen Scherger, added, “We delivered robust fourth quarter financial results despite a $20 million unfavorable impact to Adjusted EBITDA from the late December winter storm, which impacted paperboard production by approximately 40,000 tons. During the year, we reduced net debt by $526 million and, as committed, exited the year with net leverage of 3.2x, down from a proforma 4.6x at the end of 2021. We expect to grow Sales, Adjusted EBITDA, and Adjusted EPS in 2023 and further reduce net leverage to approximately 2.5x by year-end, while continuing to invest in our capabilities to drive growth.”
Doss concluded, “We remain committed to our Vision 2025 goals and are pleased with our progress to date. Investments such as the CRB machine in Kalamazoo and other strategic initiatives are delivering real returns for shareholders and high-quality packaging for consumers. Our plans to build a new CRB mill in Waco, Texas and optimize our paperboard network over the next three years will extend our position as the lowest-cost, highest-quality paperboard producer in North America and enhance our ability to meet growing global demand for fiber-based consumer packaging.”

Operating Results
Net Sales
Net Sales increased 20% to $2,386 million in the fourth quarter of 2022, compared to $1,988 million in the prior year period. The $398 million increase was driven by $137 million of favorable volume/mix and $298 million in positive pricing, partially offset by $37 million in unfavorable foreign exchange.
Net Sales increased 32% to $9,440 million for the full year 2022, compared to $7,156 million in the prior year. The $2,284 million increase was driven by $1,283 million of favorable volume/mix from organic growth and acquisitions and $1,131 million in positive pricing, partially offset by $130 million in unfavorable foreign exchange.
EBITDA
EBITDA for the fourth quarter of 2022 was $408 million, an increase of $190 million from the fourth quarter of 2021. After adjusting for charges associated with business combinations and other special charges, Adjusted EBITDA increased $128 million to $413 million in the fourth quarter of 2022 from $285 million in the fourth quarter of 2021. When comparing against the prior year quarter, Adjusted EBITDA in the fourth quarter of 2022 was positively impacted by $14 million in favorable volume/mix and $298 million in positive pricing. These benefits were partially offset by $75 million of commodity input cost inflation, $40 million of labor, benefits and other inflation, $63 million in unfavorable net performance including $25 million in incentives and $30 million of unfavorable impact related to weather and outages, and $6 million of unfavorable foreign exchange.
EBITDA for the full year 2022 was $1,469 million, an increase of $563 million from the full year 2021. After adjusting for charges associated with business combinations and other special charges, Adjusted EBITDA increased 52% to $1,600 million in the full year 2022 from $1,056 million in the full year 2021. When comparing against the prior year, Adjusted EBITDA in 2022 was positively impacted by $224 million in favorable volume/mix and $1,131 million in positive pricing. These benefits were partially offset by $598 million of commodity input cost inflation, $112 million in labor, benefits and other inflation, $59 million in unfavorable net performance including $82 million in incentives and $20 million of unfavorable impact related to the late December winter storm and related mill downtime, and $42 million in unfavorable foreign exchange.

Other Results
Net Cash Provided by Operating Activities was $1,090 million for the full year 2022, compared to $609 million for the full year 2021. Adjusting for GAAP guidelines related to the classification of certain cash receipts and payments associated with our receivable sale programs and the cash payments associated with special charges, Adjusted Net Cash Provided by Operating Activities was $1,249 million for the full year 2022, compared to $883 million for the full year 2021. Adjusted Cash Flow for the full year 2022 was $700 million, compared to $81 million for the full year 2021.
Total Debt (Long-Term, Short-Term and Current Portion) decreased $244 million during the fourth quarter of 2022 to $5,283 million compared to the third quarter of 2022. Total Net Debt (Total Debt, net of Cash and Cash Equivalents) decreased $312 million during the fourth quarter of 2022 to $5,133 million compared to the third quarter of 2022. The Company's year-end Net Leverage Ratio was 3.2x Adjusted EBITDA compared to 4.6x (proforma) at the end of 2021.
At December 31, 2022, the Company had available liquidity of $1,538 million, including the undrawn availability under its global revolving credit facilities.
Net Interest Expense was $54 million in the fourth quarter of 2022, an increase as compared to the $35 million reported in the fourth quarter of 2021. For full year 2022, net interest expense was $197 million compared to $123 million in 2021.
Capital expenditures for the fourth quarter of 2022 were $104 million compared to $214 million in the fourth quarter of 2021. For full year 2022, capital expenditures were $549 million compared to $802 million in 2021.
Fourth quarter 2022 Income Tax Expense was $60 million, compared to a $10 million expense in the fourth quarter of 2021. Full year 2022 Income Tax Expense was $194 million compared to a full year 2021 Income Tax Expense of $74 million.
Please note that a tabular reconciliation of Net Organic Sales, Net Organic Sales Growth, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted EPS, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow and Total Net Debt is attached to this release.

Earnings Call and Webcast
The Company will host a conference call at 10:00 a.m. ET today (February 7, 2023) to discuss the results of fourth quarter and full year 2022. The conference call will be webcast and can be accessed from the Investors section of the Graphic Packaging website at www.graphicpkg.com. Participants may also listen via telephone by referencing conference ID 169486 and dialing:
844-200-6205 from the United States,
833-950-0062 from Canada, and
929-526-1599 from outside the United States and Canada.

Forward Looking Statements
Any statements of the Company's expectations in this press release, including but not limited to guidance regarding 2023 Net Sales, Adjusted EBITDA, Adjusted EPS and Net Leverage at year-end as well as statements regarding the new CRB machine in Waco, Texas constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company's present expectations. These risks and uncertainties include, but are not limited to, the effects of the COVID-19 pandemic on the Company's operations and business, inflation of and volatility in raw material and energy costs, continuing pressure for lower cost products, the Company's ability to implement its business strategies, including productivity initiatives, cost reduction plans, and integration activities, as well as the Company's debt level, currency movements and other risks of conducting business internationally, the impact of regulatory and litigation matters, including the continued availability of the Company's U.S. federal income tax attributes to offset U.S. federal income taxes and the timing related to the Company's future U.S. federal income tax payments. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements, except as required by law. Additional information regarding these and other risks is contained in the Company's periodic filings with the SEC.

About Graphic Packaging Holding Company
Graphic Packaging Holding Company (NYSE: GPK), headquartered in Atlanta, Georgia, is committed to providing consumer packaging that makes a world of difference. The Company, a leading fiber-based consumer packaging provider, serves the world’s most widely-recognized food, beverage, foodservice and other consumer products companies and brands. The Company operates on a global basis, is one of the largest producers of folding cartons and fiber-based foodservice products in the United States and Europe, and holds leading market positions in coated recycled paperboard, coated unbleached kraft paperboard and solid bleached sulfate paperboard. Additional information about Graphic Packaging, its business and its products is available at www.graphicpkg.com.

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
In millions, except per share amounts	2022	2021	2022	2021
Net Sales	$2,386	$1,988	$9,440	$7,156
Cost of Sales	1,895	1,701	7,610	6,085
Selling, General and Administrative	205	149	774	528
Other (Income) Expense, Net	13	(4)	19	(2)
Business Combinations, Shutdown and Other Special Charges and Exit Activities, Net	5	59	131	138
Income from Operations	268	83	906	407
Nonoperating Pension and Postretirement Benefit Income	2	1	7	5
Interest Expense, Net	(54)	(35)	(197)	(123)
Income before Income Taxes and Equity Income of Unconsolidated Entity	216	49	716	289
Income Tax Expense	(60)	(10)	(194)	(74)
Income before Equity Income of Unconsolidated Entity	156	39	522	215
Equity Income of Unconsolidated Entity	—	—	—	1
Net Income	$156	$39	$522	$216
Net Income Attributable to Noncontrolling Interest	—	—	—	(12)
Net Income Attributable to Graphic Packaging Holding Company	$156	$39	$522	$204

Net Income Per Share Attributable to Graphic Packaging Holding Company — Basic	$0.51	$0.13	$1.69	$0.69
Net Income Per Share Attributable to Graphic Packaging Holding Company — Diluted	$0.50	$0.13	$1.69	$0.68

Weighted Average Number of Shares Outstanding - Basic	308.5	308.6	308.8	297.1
Weighted Average Number of Shares Outstanding - Diluted	309.4	309.3	309.5	297.9

GRAPHIC PACKAGING HOLDING COMPANY
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

In millions, except share and per share amounts	December 31, 2022	December 31, 2021
ASSETS
Current Assets:
Cash and Cash Equivalents	$150	$172
Receivables, Net	879	859
Inventories, Net	1,606	1,387
Other Current Assets	71	84
Total Current Assets	2,706	2,502
Property, Plant and Equipment, Net	4,579	4,677
Goodwill	1,979	2,015
Intangible Assets, Net	717	868
Other Assets	347	395
Total Assets	$10,328	$10,457

LIABILITIES
Current Liabilities:
Short-Term Debt and Current Portion of Long-Term Debt	$53	$279
Accounts Payable	1,123	1,125
Other Accrued Liabilities	757	645
Total Current Liabilities	1,933	2,049
Long-Term Debt	5,200	5,515
Deferred Income Tax Liabilities	668	579
Other Noncurrent Liabilities	377	421

SHAREHOLDERS’ EQUITY
Preferred Stock, par value $.01 per share; 100,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock, par value $.01 per share; 1,000,000,000 shares authorized; 307,116,089 and 307,103,551 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	3	3
Capital in Excess of Par Value	2,054	2,046
Retained Earnings	469	66
Accumulated Other Comprehensive Loss	(377)	(224)
Total Graphic Packaging Holding Company Shareholders’ Equity	2,149	1,891
Noncontrolling Interest	1	2
Total Equity	2,150	1,893
Total Liabilities and Shareholders' Equity	$10,328	$10,457

GRAPHIC PACKAGING HOLDING COMPANY
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Twelve Months Ended
	December 31,
In millions	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$522	$216
Adjustments to Reconcile Net Income to Net Cash Provided by (Used in) Operating Activities:
Depreciation and Amortization	553	489
Amortization of Deferred Debt Issuance Costs	9	9
Deferred Income Taxes	131	55
Amount of Postretirement Expense Greater Than Funding	(18)	(24)
Impairment Charges related to Divestiture	96	—
Other, Net	15	93
Changes in Operating Assets and Liabilities, Net of Acquisitions	(218)	(229)
Net Cash Provided by Operating Activities	1,090	609

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Spending	(522)	(775)
Packaging Machinery Spending	(27)	(27)
Acquisition of Businesses, Net of Cash Acquired	—	(1,704)
Beneficial Interest on Sold Receivables	125	130
Beneficial Interest Obtained in Exchange for Proceeds	(6)	(11)
Other, Net	(5)	(5)
Net Cash Used in Investing Activities	(435)	(2,392)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of Common Stock	(28)	—
Payments on Debt	(14)	(16)
Retirement of Long-Term Debt	(250)	(1,626)
Proceeds from Issuance of Debt	—	2,965
Redemption of Noncontrolling Interest	—	(150)
Borrowings under Revolving Credit Facilities	3,929	4,485
Payments on Revolving Credit Facilities	(4,195)	(3,649)
IP Tax Receivable Agreement Payment	—	(109)
Debt Issuance Costs	—	(27)
Repurchase of Common Stock related to Share-Based Payments	(18)	(15)
Dividends and Distributions Paid to GPIP Partner	(92)	(92)
Other, Net	2	12
Net Cash Provided by (Used in) Financing Activities	(666)	1,778
Effect of Exchange Rate Changes on Cash	(6)	(2)
Net Decrease in Cash and Cash Equivalents	(17)	(7)
Cash and Cash Equivalents at Beginning of Year	172	179
Cash and Cash Equivalents at End of Year (includes $5 million classified as held for sale as of December 31, 2022)	$155	$172

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures

The tables below set forth the calculation of the Company's earnings before interest expense, income tax expense, depreciation and amortization, including pension amortization (“EBITDA”), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio, Total Net Debt and Net Organic Sales Growth. Adjusted EBITDA and Adjusted Net Income exclude charges associated with: the Company's business combinations, facility shutdowns, and other special charges. The Company's management believes that the presentation of EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio and Net Organic Sales Growth provides useful information to investors because these measures are regularly used by management in assessing the Company's performance. EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio, and Net Organic Sales Growth are financial measures not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), and are not measures of net income, operating income, operating performance, liquidity or net sales presented in accordance with GAAP.

EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio and Net Organic Sales Growth should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio and Net Organic Sales Growth may not be comparable to Adjusted EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
In millions, except per share amounts	2022	2021	2022	2021
Net Income Attributable to Graphic Packaging Holding Company	$156	$39	$522	$204
Add (Subtract):
Net Income Attributable to Noncontrolling Interest	—	—	—	12
Income Tax Expense	60	10	194	74
Equity Income of Unconsolidated Entity	—	—	—	(1)
Interest Expense, Net	54	35	197	123
Depreciation and Amortization	138	134	556	494
EBITDA	408	218	1,469	906
Charges Associated with Business Combinations, Shutdown and Other Special Charges (a)	5	67	131	150
Adjusted EBITDA	$413	$285	$1,600	$1,056

Adjusted EBITDA Margin (Adjusted EBITDA/Net Sales)	17.3%	14.3%	16.9%	14.8%

Net Income Attributable to Graphic Packaging Holding Company	$156	$39	$522	$204
Charges Associated with Business Combinations, Shutdown and Other Special Charges (a)	5	67	131	150
Accelerated Depreciation Related to Exit Activities	—	3	7	17
Tax Impact of Business Combinations, Shutdown and Other Special Charges, Accelerated Depreciation and Other Tax Items	5	(13)	(4)	(28)
Noncontrolling Interest, Net of Tax	—	—	—	(2)
Amortization Related to Purchased Intangible Assets, Net of Tax	15	15	66	49
Adjusted Net Income Attributable to Graphic Packaging Holding Company	$181	$111	$722	$390

Adjusted Earnings Per Share - Basic (b)	$0.59	$0.36	$2.34	$1.31
Adjusted Earnings Per Share - Diluted (b)	$0.59	$0.36	$2.33	$1.31

(a) For the three and twelve months ended December 31, 2021, $16 million and $20 million, respectively, is recorded in costs of sales for inventory valuation adjustments related to business combinations offset by $8 million related to the settlement of an unfavorable supply agreement.

(b) Excludes amortization related to purchased intangibles.

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures
(Continued)

	Twelve Months Ended
	December 31,	December 31,	December 31,
In millions	2022	2021	2020
Net Income	$522	$204	$167
Add (Subtract):
Net Income Attributable to Noncontrolling Interest	—	12	36
Income Tax Expense	194	74	42
Equity Income of Unconsolidated Entity	—	(1)	(1)
Interest Expense, Net	197	123	129
Depreciation and Amortization	556	494	481
EBITDA	1,469	906	854
Charges Associated with Business Combinations and Shutdown, Other Special Charges and Exit Activities	131	150	62
Pension Plan Settlement Charge	—	—	154
Adjusted EBITDA	1,600	1,056	1,070

	December 31,	December 31,	December 31,
Calculation of Net Debt:	2022	2021	2020
Short-Term Debt and Current Portion of Long-Term Debt	$53	$279	$497
Long-Term Debt(a)	5,230	5,552	3,169
Less:
Cash and Cash Equivalents	(150)	(172)	(179)
Total Net Debt	$5,133	$5,659	$3,487

Net Leverage Ratio (Total Net Debt/Adjusted EBITDA)	3.21	5.36	3.26
(a) Excludes unamortized deferred debt issue costs.

	Twelve Months Ended
	December 31,
In millions	2022	2021
Net Cash Provided by Operating Activities	$1,090	$609
Net Cash Receipts from Receivables Sold included in Investing Activities	119	119
Cash Payments Associated with Business Combinations, Shutdown and Other Special Charges and Exit Activities	40	155
Adjusted Net Cash Provided by Operating Activities	$1,249	$883
Capital Spending	(549)	(802)
Adjusted Cash Flow	$700	$81

GRAPHIC PACKAGING HOLDING COMPANY
Unaudited Supplemental Data

Calculation of Net Organic Sales Growth:	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
In millions	2022	2021	2022	2021
Net Sales	$2,386	$1,988	$9,440	$7,156
Open Market Paperboard Sales (Paperboard Mills Segment)	(357)	(275)	(1,290)	(1,007)
Impact of Purchased Sales from Acquisitions (a)	—	87	—	928
Impact of Pricing (b)	(251)	—	(977)	—
Impact of Foreign Exchange (c)	37	—	129	—
Net Organic Sales	$1,815	$1,800	$7,302	$7,077
Net Organic Sales Growth	0.8%		3.2%
(a) Purchased Sales from Acquisitions represents the prior year sales from acquired companies adjusted for current year currency impact.
(b) Represents pricing from converting sales, including price recovery from acquisitions.
(c )Impact of Foreign Exchange is measured as the increase or decrease in sales for the current period by applying prior period foreign currency exchange rates to present a constant currency comparison to prior periods.